                                                                       Exhibit 7


                    TELESYSTEM INTERNATIONAL WIRELESS INC.


                                  as Issuer


                                     and


                      J.P. MORGAN PARTNERS (BHCA), L.P.,

                      U.F. INVESTMENTS (BARBADOS) LTD.,

                     CAPITAL COMMUNICATIONS CDPQ INC. AND

                               TELESYSTEM LTD.

                                as Purchasers


                                     and


                         ASIA OPPORTUNITY FUND, L.P.,
                 J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,
              CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V. AND
               CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.




                           FIRST AMENDING AGREEMENT

                                    TO THE

                        MASTER AND PURCHASE AGREEMENT
                        DATED AS OF NOVEMBER 28, 2001



                               JANUARY 18, 2002

FIRST AMENDING AGREEMENT DATED JANUARY 18, 2002 TO THE MASTER AND PURCHASE AGREEMENT DATED AS OF NOVEMBER 28, 2001

Among

                    TELESYSTEM INTERNATIONAL WIRELESS INC.

                                (the "ISSUER")

and


              J.P. MORGAN PARTNERS (BHCA), L.P. ("JPMP (BHCA)"),

                     ASIA OPPORTUNITY FUND, L.P. ("AOP"),

             J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P. ("JAIP"),

         CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V. ("CAIP (I)"),

        CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V. ("CAIP (II)"),

                  U.F. INVESTMENTS (BARBADOS) LTD. ("UFI"),

                  CAPITAL COMMUNICATIONS CDPQ INC. ("CDPQ"),

                       TELESYSTEM LTD. ("TELESYSTEM"),

   (JPMP (BHCA), UFI, CDPQ and Telesystem are collectively referred to as the "PURCHASERS")

WHEREAS the Parties hereto entered into a Master and Purchase Agreement dated as of November 28, 2001 (the "MAPA");

WHEREAS the MAPA provides for the terms under which the Parties hereto agreed to participate in the Recapitalization of the Issuer, subject to certain conditions, including, without limitation, the launch by the Issuer of the ESD Issuer Bid and the Units Issuer Bid and the expiration and consummation of such bids on or prior to specified dates;

WHEREAS the Parties agree that it is desirable to amend the terms of the MAPA to provide for extended expiration dates for each of the ESD Issuer Bid and Units Issuer Bid;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of this consideration by each of the Parties is hereby acknowledged), the Parties agree as follows:

                                  ARTICLE 1

                                INTERPRETATION

1.1     MAPA

               1.1.1 Except as expressly supplemented and modified herein, all of the provisions, terms and conditions contained in the MAPA shall remain in full force and effect.

               1.1.2 Unless otherwise defined or unless there is something in the subject matter or the context inconsistent therewith, all capitalised terms and expressions not otherwise defined in this Agreement have the meanings ascribed to them in the MAPA.

               1.1.3 The amendments to the MAPA provided at Article 2 hereof shall become effective as of the date of execution of this Agreement.

1.2     Defined Terms

As used in this Agreement, including the recitals hereto, the following terms have the following meanings:

               1.2.1 "AGREEMENT" means this First Amending Agreement; "HEREOF", "HERETO" and "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

1.3     Gender and Number

Any reference in this Agreement to gender includes both genders and words importing the singular number only shall include the plural and vice versa.

1.4     Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

1.5     Severability

If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

1.6     Inclusion

Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

1.7     Time of the Essence

Time shall be of the essence of this Agreement.

                                  ARTICLE 2

                               MAPA AMENDMENTS

2.1     Section 1.1 of the MAPA is hereby amended as follows:

               2.1.1 The definition of "ESD Issuer Bid Expiry Date" is deleted and replaced with the following definition:

                      ""ESD ISSUER BID EXPIRY DATE" means the date on which the ESD Issuer Bid and ESD Consent Solicitation expire, provided that such date shall not be later than February 15, 2002."

               2.1.2 The definition of "Units Issuer Bid Expiry Date" is deleted and replaced with the following definition:

                      ""UNITS ISSUER BID EXPIRY DATE" means the date on which the Units Issuer Bid expires, provided that such date shall not be later that February 15, 2002."

2.2 Section 14.1(a)(ii) and (iii) and Section 14.1(b)(ii) of the MAPA are hereby amended by deleting the references in each such Sections to "February 15, 2002" and replacing them with "March 1, 2002".



                                  ARTICLE 3

                                MISCELLANEOUS

3.1     Survival

The representations and warranties contained in this Agreement will survive the completion of the transactions herein contemplated unless otherwise noted herein and, notwithstanding any investigation made by or on behalf of the Purchasers and JPMP Asia, will continue in full force and effect for the benefit of the Purchasers and JPMP Asia, or the Issuer, as the case may be, unaffected by any subsequent disposition of the Special Warrants or of the Underlying Securities or any of them for a period of five (5) years. The covenants contained herein will survive the completion of this transaction, unless otherwise noted herein.

3.2     Governing Law

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE PROVINCE OF QUEBEC, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE PROVINCE OF QUEBEC TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE LAW OF THE PROVINCE OF QUEBEC WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF QUEBEC, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

3.3     Counterparts

This Agreement may be executed in any number of counterparts, including by facsimile, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.4     Language

The Parties acknowledge and are satisfied that this Agreement be initially drawn up in the English language. Notwithstanding the foregoing, the Issuer undertakes to have this Agreement translated into the French language and to circulate such translated version among the Purchasers and JPMP Asia forthwith following the date hereof and in any event by no later than February 17, 2002, whereupon the Purchasers and JPMP Asia shall have 15 days to comment thereon in writing to the Company and all other Parties (such comments limited to issue of translation only and not of substance). Upon agreement as to the final French translation of this Agreement by the Company and all other Parties, each of whom shall act diligently and in good faith in respect thereof, the English and French versions of this Agreement shall together be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers.


                                  TELESYSTEM INTERNATIONAL
                                  WIRELESS INC.


                                  By:    ________________________________
                                         Name:
                                         Title:


                                  By:    ________________________________
                                         Name:
                                         Title:

                                  J.P. MORGAN PARTNERS (BHCA), L.P.


                                  By:    JPMP Master Fund Manager, L.P.,
                                         its General Partner

                                  By:    JPMP Capital Corp.,
                                         its General Partner


                                  By:    ________________________________
                                         Name:
                                         Title:

                                  ASIA OPPORTUNITY FUND, L.P.

                                  By:    Asia Opportunity Company,
                                         its General Partner


                                  By:    ________________________________
                                         Name:
                                         Title:

                                  CAIP CO-INVESTMENT FUND PARALLEL
                                  FUND (I) C.V.

                                  By:    Asia Opportunity Company,
                                         its General Partner


                                  By:    ________________________________
                                         Name:
                                         Title:

                                  CAIP CO-INVESTMENT FUND PARALLEL
                                  FUND (II) C.V.

                                  By:    Asia Opportunity Company,
                                         its General Partner


                                  By:    ________________________________
                                         Name:
                                         Title:
                                  J.P. MORGAN ASIA INVESTMENT
                                  PARTNERS, L.P.

                                  By: J.P. Morgan Asia Equity Partners, L.P., its General Partner

                                  By:    JPMP Asia Equity Company,
                                         a Managing General Partner


                                  By:    _______________________________
                                         Name:
                                         Title:

                                  U.F. INVESTMENTS (BARBADOS) LTD.


                                  By:    ________________________________
                                         Name:
                                         Title:

                                  CAPITAL COMMUNICATIONS CDPQ INC.


                                  By:    ________________________________
                                         Name:
                                         Title:


                                  By:    ________________________________
                                         Name:
                                         Title:

                                  TELESYSTEM LTD.


                                  By:    ________________________________
                                         Name:
                                         Title:


                                  By:    ________________________________
                                         Name:
                                         Title: